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                     [MILES & STOCKBRIDGE P.C. LETTERHEAD]






                                                                     EXHIBIT 5.1


                                 June 8, 1999



Prime Group Realty Trust
77 West Wacker Drive, Suite 3900
Chicago, Illinois 60601

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of certain securities of the Company (the "Offered Securities") on its Registration Statement on Form S-3 (Registration No. 333-70369, the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's (i) common shares of beneficial interest, $0.01 par value per share (the "Common Shares"); (ii) preferred shares of beneficial interest, $0.01 par value per share (the "Preferred Shares"); (iii) depositary shares representing Preferred Shares (the "Depositary Shares"); (iv) senior debt securities (the "Senior Debt Securities"); (v) subordinated debt securities (the "Subordinated Debt Securities"); (vi) warrants to purchase Common Shares, Preferred Shares, Senior Debt Securities, Subordinated Debt Securities, or Depositary Shares (the "Warrants"); and (vii) contracts to purchase Common Shares or Preferred Shares ("Share Purchase Contracts"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate public offering price not to exceed $500,000,000.


     We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, laws and regulations as we have deemed

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Prime Group Realty Trust
June 8, 1999
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necessary for the purposes of giving the opinions set forth in this opinion letter. Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

     1. The Company has been duly organized and is a validly existing real estate investment trust under the laws of the State of Maryland.

     2. With respect to the Common Shares, when (i) the Common Shares have been duly authorized by the Company's Board of Trustees, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Shares have been duly established in conformity with the Company's declaration of trust (the "Declaration of Trust") and its bylaws (the "Bylaws"), which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Common Shares have been issued and sold as contemplated by the Registration Statement and consideration therefor received by the Company, the Common Shares will be legally issued, fully paid and nonassessable.

     3. With respect to the Preferred Shares, when (i) the Preferred Shares have been duly authorized by the Company's Board of Trustees, (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate articles supplementary to the Declaration of Trust relating to a class or series of the Preferred Shares to be sold under the Registration Statement have been duly adopted by the Board of Trustees, have been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland and have become effective, (iv) the terms of issuance and sale of shares of such class or series of Preferred Shares have been duly established in conformity with the Declaration of Trust and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) shares of such class or series of Preferred Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor received by the Company, such Preferred Shares will be legally issued, fully paid and nonassessable.

     4. With respect to the Warrants, when (i) the Registration Statement has become effective under the Securities Act, (ii) a warrant agreement (the "Warrant

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Prime Group Realty Trust
June 8, 1999
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Agreement") relating to the Warrants has been duly authorized, executed and delivered and the Warrants and the securities of the Company into which the Warrants will be exercisable have been duly authorized by the Company's Board of Trustees, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and consideration therefor received by the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general principles of equity.

     We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion letter that the laws of such jurisdiction are identical to the laws of the State of Maryland.

     With respect to the issuance of Warrants to purchase Common Shares or Preferred Shares, we have assumed that the Company will reserve for issuance upon exercise of the Warrants a sufficient number of Common Shares or Preferred Shares. With respect to the issuance of Common Shares or Preferred Shares or of Warrants to purchase Common Shares or Preferred Shares, we have assumed that any issuance thereof will not violate or otherwise conflict with any provisions of the Declaration of Trust imposing ownership limitations on equity shares of beneficial interest of the Company or otherwise relating to its qualification as a real estate investment trust. With respect to the issuance of Preferred Shares, we have assumed that the Company, immediately following such issuance and after giving effect thereto and to the application of the net proceeds therefrom, will comply with the covenant set forth in Section 3.3.5(a)(ii) of the Declaration of Trust. Further, each of our opinions is based on the assumption that the aggregate purchase price paid for any Offered Securities, as well as any other Offered Securities theretofore issued, does not exceed $500,000,000.


     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed that the Warrant Agreement will be duly authorized, executed and delivered by the warrant agent to be named therein, an assumption which we have not independently verified.

     We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion

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Prime Group Realty Trust
June 8, 1999
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letter with the Registration Statement as Exhibit 5.1 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                       Very truly yours,

                                       Miles & Stockbridge P.C.


                                       By: /s/ J.W. Thompson Webb
                                          -----------------------
                                           Principal